UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1301883
(State of incorporation or organization)	(IRS Employer Identification No.)

208. S. Akard Street Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Global Notes due 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-285413

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated February 28, 2025, under “Description of Debt Securities We May Offer” and in the Prospectus Supplement dated August 7, 2026, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2026 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-285413) previously filed with the Commission under the Act.

Item 2. Exhibits.

1. Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s 8-K filed on May 15, 2013).

2. Form of Floating Rate Global Notes due 2028 (incorporated by reference to Exhibit 4.1 to the Company’s filing on Form 8-K, filed on August 17, 2026).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T INC.

Date: August 17, 2026	By:	s/ Brett J. Feldman
Brett J. Feldman
Senior Vice President – Investor Relations and Treasurer